EXHIBIT 10.77

                         FACILITY AGREEMENT



                       RABO AUSTRALIA LIMITED
                         (CAN 060 452 217)


                 THE FIRST NATIONAL BANK OF CHICAGO
                         (ARBN 065 752 918)

                                AND

                   PENRICE SODA PRODUCTS PTY LTD
                          (CAN 008 206 942)

                                AND

                        PENRICE HOLDINGS PTY
                          (CAN 008 125 835)

                                AND

                    IMC GLOBAL AUSTRALIA PTY LTD
                          (CAN 072 639 902)

                                AND

                           IMC GLOBAL INC.







                          PIPER ALDERMAN
                             Lawyers
                       167 Flinders Street
                        Adelaide SA 50000
                            Australia

                   Telephone:  (08) 8205-3333
                   Facsimile:  (08) 8205-3300

                             TABLE OF CONTENTS
                                                               Page No.


1.      INTERPRETATION                                             2
        1.1    Definitions                                         2
        1.2    Construction                                        6

2.      THE FACILITY                                               8

3.      ACCOMMODATION LIMIT                                        8

4.      PURPOSE OF THE FACILITY                                    8

5.      DRAWDOWN8                                                  7
        5.1    Time of Drawdown Notice                             8
        5.2    Drawdown Notice                                     8
        5.3    Term Loan                                           9
        5.4    Liability for Drawdown                              9
        5.5    Minimum Drawn                                       9
        5.6    Provision of Funds                                  9
        5.7    Payment to Borrower                                 9

6.      INTEREST                                                   9

7.      FEES, EXPENSES & CHARGES                                  11
        7.1    Establishment Fee                                  11
        7.2    Line Fee                                           11
        7.3    Agency Fee                                         12
        7.4    Expenses                                           12
        7.5    Government Charges                                 12
        7.6    Increase in Costs by Government Action             13
        7.7    Gross Up                                           14

8.      REPAYMENTS                                                15
8.1     Payment of Principal                                      15
        8.2    Redrawing                                          16
        8.3    Early Repayment of Advances                        16
        8.4    Manner of Payment                                  17
        8.5    Distribution by Administrative Agent               17
        8.6    Non-receipt of funds by the Administrative
                Agent from the Borrower                           17

9.      TERMINATION OF FACILITY                                   18

10.     CONDITIONS PRECEDENT                                      18
        10.1    To the Facility                                   18
        10.2    To A Drawdown                                     19

11.     REPRESENTATIONS AND WARRANTIES                            19
        11.1    Status                                            19
        11.2    This Agreement                                    19
        11.3    Third Party Rights                                19
        11.4    Authorities                                       20
        11.5    Other Commitments                                 20
        11.6    Litigation                                        20
        11.7    Taxation                                          20
        11.8    Unsecured Liabilities                             20
        11.9    Trusts                                            21
        11.10   Insurance Policies                                21
        11.11   Adverse Circumstances                             21
        11.12   Year 2000 Compliance                              21
        11.13   No Misrepresentation                              21

12.     GENERAL OBLIGATIONS                                       22
        12.1    Authorities                                       22
        12.2    Notice of Default                                 22
        12.3    Law                                               22
        12.4    Access                                            22
        12.5    Negative Pledge                                   23
        12.6    Inspection                                        23
        12.7    Public Information                                24

13.     FINANCIAL INFORMATION                                     24

14.     EVENTS OF DEFAULT                                         24

15.     INDEMNITIES                                               27

16.     GUARANTEE                                                 27

17.     GENERAL INDEMNITY                                         27

18.     INDEMNITY FOR AVOIDANCE OF GUARANTEED MONEY               28

19.     PAYMENT OF GUARANTEED MONEY                               28

20.     ACKNOWLEDGMENT                                            28

21.     PRINCIPAL OBLIGATION                                      28

22.     CONTINUING GUARANTEE AND INDEMNITY                        29

23.     AMOUNT OF GUARANTEED MONEY                                29

24.     UNCONDITIONAL NATURE OF OBLIGATIONS                       29

25.     NO COMPETITION                                            31

26.     PROOF BY LENDER                                           31

27.     AVOIDANCE OF PAYMENTS                                     32

28.     RETENTION OF AGREEMENT                                    32

29.     EXCLUSION OF MORATORIUM                                   32

30.     NON-EXERCISE OF GUARANTOR'S RIGHTS                        33

31.     PAYMENTS IN GROSS                                         33

32.     SUSPENSE ACCOUNT                                          33

33.     APPOINTMENT OF ADMINISTRATIVE AGENT                       33

34.     POWERS AND DUTIES OF ADMINISTRATIVE AGENT                 34

35.     GENERAL IMMUNITY                                          34

36.     NO RESPONSIBILITY FOR LOANS ETC                           34

37.     ACTING ON INSTRUCTIONS OF LENDER                          35

38.     ADMINISTRATIVE AGENT AND LEGAL ADVISERS                   35

39.     RELIANCE ON DOCUMENTS AND LEGAL ADVICE                    35

40.     AGENT'S INDEMNIFICATION                                   35

41.     LENDER CREDIT DECISIONS                                   36

42.     RESIGNATION OF ADMINISTRATIVE AGENT                       36

43.     CERTIFICATIONS                                            37

44.     UNLAWFULNESS                                              37

45.     AUTHORITY TO DEBIT ACCOUNTS                               38

46.     NO WAIVER                                                 38

47.     MERGER                                                    38

48.     TIME OF THE ESSENCE                                       38

49.     SET OFF                                                   39

50.     APPROPRIATION                                             40

51.     SUCCESSORS                                                40

52.     ASSIGNMENT                                                40

53.     NOTICES                                                   40

54.     OTHER DOCUMENTS                                           41

55.     AMENDMENT                                                 41

56.     GOVERNING LAW AND JURISDICTION                            42

57.     SEVERANCE                                                 42

58.     COUNTERPARTS                                              42

59.     ENTIRE AGREEMENT                                          42

AGREEMENT made the 23 day of September 1998

BETWEEN: RABO AUSTRALIA LIMITED (ACN 060 452 217) of Level 2,446 Collins Street, Melbourne, Victoria (Lender)

AND: THE FIRST NATIONAL BANK OF CHICAGO (ARBN 065 752 918) of 70 Hindmarsh Square, Adelaide, South Australia (Administrative Agent)

AND: PENRICE SODA PRODUCTS PTY LTD (ACN 008 206 942) of Solvay Road, Osborne, South Australia 5017 (Soda)

AND: PENRICE HOLDINGS PTY (ACN 008 125 835) of Solvay Road, Osborne, South Australia 5017 (Holdings)

AND: IMC GLOBAL AUSTRALIA PTY LTD (ACN 072 639 902) of Solvay Road, Osborne, South Australia 5017 (IMC)

AND: IMC GLOBAL INC, a Delaware Corporation of 2100 Sanders Road, Northbrook, Illinois 60062, 6142 (Guarantor)

INTRODUCTION


A. The Borrower and the Guarantor have requested that the Lender provide or continue to provide certain financial accommodation to the Borrower.

B. The Lender desires to provide or to continue to provide such financial accommodation to the Borrower upon and subject to the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

                                SECTION A

1.     INTERPRETATION

       1.1     Definitions

               In this Agreement unless the context otherwise requires:

               "Accommodation Limit" means:

               (a) in respect of the Revolving Credit Facility, A$16,66.666.67;

               (b)     in respect of the Term Loan Facility
                       A$8,333.333,33;

               or such other amounts (expressed in Australian dollars) which the Lender and the Borrower may agree upon in writing from time to time.

               "Administrative Agent" means The First National Bank of Chicago (ARBN 065 752 918) or any other person appointed as Administrative Agent for the purposes of this Agreement.

               "Advance" means any cash advance drawn under this Facility (including a Term Loan).

               "this Agreement" means this Agreement and any other agreement expressed to be supplemental to this Agreement to which the parties to this Agreement are parties and any amendments to any such document.

               "Announcement Date" means the date on which Standard and Poors Rating Agency announces a rating change of the long term unsecured debt of the Guarantor.

               "Approved Purposes" means the refinancing of borrowings of the Borrower at the date of this Agreement and general working capital requirements.

               "Authorized Officer" means:

               (a) in relation to the Borrower each director and secretary of the Borrower and each person from time to time notified in writing by the Borrower to the Administrative Agent to be an Authorized Officer;

               (b) in relation to the Lender and the Administrative Agent each director and secretary and each employee of the Lender or the Administrative Agent (as the case may be) whose title includes the word "Manager" or "Director" and includes any person acting in any such capacity; and

               (c) in relation to the Guarantor each person whose title is Chairman, President, Chief Executive Officer, Chief Financial Officer Senior or Treasurer and includes any person acting in any such capacity.

               "BBSY Rate" means in respect of any day and in respect of any Interest Period the rate per centum per annum quoted on the page numbered "BBSY" of the Reuters Monitor System under the heading "Average Bid Rate" for such Interest Period at or about 10:00 am (Sydney time) on such day or on the first day of such Interest Period (rounded up, if necessary, to the nearest two decimal places) PROVIDED THAT if in respect of any Interest Period the Average Bid Rate cannot be determined in accordance with the foregoing procedures then "Average Bid Rate" for that Interest Period shall mean such rate as is agreed between the Administrative Agent and the Borrower having regard to comparable indices then available and in the absence of any such agreement shall be the rate stipulated by the Administrative Agent having regard to such comparable indices.

               "Bill" has the same meaning as in the Bills of Exchange Act 1909 (Cwth) (but does not include a cheque).

               "the Borrower" means Soda, Holdings and IMC and includes each of their successors and permitted assigns.

               "Business Day" means a day on which Australian trading banks are open for a full range of banking business in the metropolitan area of Adelaide, South Australia, Melbourne, Victoria and Sydney, New South Wales.

               "Drawdown" means an Advance made by the Lender to the Borrower pursuant to this Agreement.

               "Drawdown Date" means a date upon which an Advance is made by the Lender to the Borrower pursuant to this Agreement.

               "Drawdown Notice" means a notice of intention of the Borrower to borrow or redraw hereunder being a notice in the form or the effect of the form in Schedule 1.

               "Event of Default" means any of the events designated as such in this Agreement.

               "Facility" means the Revolving Credit Facility and the Term Loan Facility made available under this Agreement and each of them separately.

               "Financial Year" means the period from 1 January to the next following 31 December or such other period of one
               (1) year as the Borrower and the Administrative Agent may agree in writing from time to time.

               "Guarantor" means IMC Global Inc, a Delaware
               Corporation.

               "the Lender" means [insert name of lending bank] and its successors and assigns

               "Interest Period" means each period of each Advance being a period of 30, 60, 90, 120, 150, or 180 days or such other period as the Lender and the Borrower may agree provided that such period shall not extend beyond the Repayment Date.

               "Law" means the Corporations Law or the relevant corresponding legislation applicable to companies incorporated outside of the Commonwealth of Australia.

               "Loans" means the aggregate of all Principal Moneys which are from time to time owing (including contingently owing) or unpaid to the Lender and all other monies from time to time owing (including contingently owing) and unpaid to the Lender or the Administrative Agent under this Agreement.

               "Overdraft Rate" means the rate of interest equal to 2% above the rate of interest referred to in clause
               6.1.1(a).

               "Permitted Security" means a Security Interest which:

               (a) has been approved by or is in favour of the Lender;

               (b) is a statutory charge on any property in relation to taxes while those taxes are not due for payment unless the Lender is satisfied that the amount of or obligation to pay those taxes is being contested in good faith and on reasonable grounds;

               (c) secures the purchase price of goods, plant or equipment purchased by the Borrower from a third party on arms length terms and used by it in the ordinary course of its business, is in favour of such third party and is over such goods, plant or equipment;

               (d) is over property of a person who, after the date of this document becomes a Subsidiary of the Borrower provided:

                       (i)     it existed at the time that person
                               became a Subsidiary of the Borrower;

                       (ii) it was not created in anticipation of or in connection with that person becoming a Subsidiary of the Borrower; and

                       (iii) the financial indebtedness outstanding and actually secured by it at the time that person became a Subsidiary of the Borrower is not increased and the date for repayment of that financial indebtedness is not extended;

               (e) secures or is an operating or finance lease hire purchase or rental purchase agreement in respect of plant and equipment with unrelated third parties in the ordinary course of its business and on commercial terms provided that the total commitment of the Borrower (including any option for purchase) for the whole of the terms of such leases or hire purchase or rental purchase agreements shall not exceed A$3,500,000 at any one time.

               "Principal Moneys" means the aggregate of the Advances outstanding.

               "Quarter" means each quarter period ending on the last days of March, June, September and December in each year.

               "Repayment Date" means:

               (a) in respect of the Revolving Credit Facility the date being two years from the date of this Agreement; and

               (b) in respect of the Term Loan Facility the date being five years from the date of this Agreement;

               or such later dates as may be agreed in writing between the Lender and the Borrower.

               "Revolving Credit Facility" means the cash advance revolving credit facility made available under this Agreement.

               "Security, Interest" means any security or preferential interest or arrangement of any kind in any asset or other right of or arrangement of any kind with any creditor to have its claim satisfied before other creditors with or from the proceeds of any asset and any deposit of money by way of security but does not include a Permitted Security.

               "Subsidiary" means:

               (a)     a subsidiary as defined in the Law; or

               (b) in respect of a person any entity of which that person owns or controls, or is in a position to own or control whether directly or indirectly, more than fifty per cent (50%) of the capital or voting rights;

               and includes any subsidiary formed or acquired after the date of this Agreement.

               "Term Loan" means any term loan drawn under the Term
               Loan Facility.

               "Term Loan Facility" means the term loan facility made available under this Agreement;

               "Year 2000 Problem" means the risk that computer applications used by the Borrower or the Guarantor or any of their Subsidiaries, suppliers or customers may be unable to recognise and perform properly date-sensitive functions involving certain dates prior to and any date after 31 December 1999.

       1.2     Construction

               In this Agreement unless the context otherwise requires:

               (a) A reference to any Act of Parliament or to any section or provision thereof shall be read as if the words "or any statutory modification or re-enactment thereof or any statutory provision substituted therefore" were added to such reference.

               (b) A reference to winding up shall when applied to individuals be deemed to refer to bankruptcy.

               (c) A reference to an accounting term or "Accounting Standards" is to be interpreted in accordance with approved accounting standards and practices under the Law, and, where not inconsistent with those accounting standards and practices generally accepted principles and practices in the jurisdiction under which the relevant accounts are prepared consistently applied to a body corporate or as between bodies corporate and over time. A reference to "consolidated" in relation to accounts or other financial information, data or statistics with respect to a person means treated for accounting purposes as if accounting standards and generally accepted accounting principles for the creation of consolidated accounts applicable to a holding company and its subsidiaries applied to the person.

               (d) References to sub-clauses, clauses and schedules are references to sub-clauses, clauses and schedules of this Agreement.

               (e) References to any agreement, licence or other instrument shall be deemed to include references to such agreement, licence or other instrument as varied or replaced from time to time.

               (f) Words importing any gender shall include all other genders; words importing individuals shall include partnerships and corporations and vice versa; words importing the singular number shall include the plural and vice versa; the index (if any) and headings are for convenience and shall not affect the interpretation of this Agreement.

               (g) Where under or pursuant to this Agreement or anything done under this Agreement the day on or by which any act, matter or thing is to be done is not a Business Day such act, matter or thing may be done on the next succeeding day which is a Business Day (except with respect to the payment of monies payable under this Agreement which shall be made on the immediately preceding day which is a Business Day).

               (h) An agreement, representation or warranty on the part of two or more persons binds them jointly and each of them severally.

               (i) (subject to clause 5.4) where there are two or more persons included in the expression "the Borrower" a reference to "the Borrower" shall where the context so permits include a reference to each of such persons separately and any two or more or such persons together.

                                 SECTION B

2.     THE FACILITY

       2.1 In consideration of the premises the Lender agrees to furnish to the Borrower the Facility as a committed facility upon and subject to the terms and conditions in this Agreement.

       2.2 The Facility will be made available in Australian currency.

3.     ACCOMMODATION LIMIT

       3.1 At any one time the aggregate amount of Advances outstanding shall not exceed the Accommodation Limit.

       3.2 the Lender shall not be obliged to make any Advance to the Borrower if to so do would result in the aggregate amount of Advances outstanding exceeding the Accommodation Limit.

       3.3 In the event that the Borrower is at any time in breach of clause 3.1 the Borrower will make payment to the Lender on demand of any amount necessary to remedy such breach.

4.     PURPOSE OF THE FACILITY

       Financial accommodation granted by the Lender to the Borrower under this Agreement shall be used solely for the Approved Purposes and the Borrower shall not use the same for any other purpose except with the prior written approval of the Lender to do otherwise. Neither the Lender nor the Administrative Agent shall have any responsibility to see to the application of the financial accommodation by the Borrower.

5.     DRAWDOWN

       5.1     Time of Drawdown Notice

               Whenever the Borrower intends to borrow or redraw hereunder it shall give the Administrative Agent a Drawdown Notice not later than 2:00 pm (Melbourne Time) two (2) Business Days before the proposed date of such borrowing, redrawing or issuing.

       5.2     Drawdown Notice

               A Drawdown Notice shall be under the common seal of the Borrower or under the hand of an Authorised Officer of the Borrower.

       5.3     Term Loan

               The Term Loan Facility shall be drawndown in full within seven days of the date of this Agreement.

       5.4     Liability for Drawdown

               The only party liable as principal debtor under this Agreement in relation to any Advance is the party that draws or obtains that Advance.

       5.5     Minimum Drawn

               Each Drawdown under the Revolving Credit Facility shall be a minimum of A$1,000,000 and shall be in multiples of A$250,000.

       5.6     Provision of Funds

               If the Borrower gives a Drawdown Notice then, pursuant to this Agreement, the Lender must provide to the Administrative Agent in same day funds in not later than 12 noon (Melbourne time) on the specified drawdown date and in accordance with that Drawdown Notice.

       5.7     Payment to Borrower

               On receipt of the amounts paid to it by the Lender under clause 5.5, the Administrative Agent must pay the same in same day funds to the Borrower or as directed by that Borrower.

6.     INTEREST

       6.1 The Borrower shall pay to the Administrative Agent for the account of the Lender interest as follows:

               6.1.1    Interest Rate

                        (a) Interest on each Advance pursuant to the Revolving Credit Facility (not being an advance under the Overdraft Facility) for each Interest Period at the rate per centum per annum determined by the Lender to be the aggregate of:

                               (i)     a margin of point three per
                                       centum (.3 %) per annum; and

                               (ii)    the BBSY Rate.

                        (b) Interest on each Advance being a Term Loan for each Interest Period at the rate per centum per annum determined by the Lender to be the aggregate of:

                                (i)     a margin of point three five
                                        per centum (.35%) per annum;
                                        and

                                (ii)    the BBSY Rate.

               6.1.2     Calculation

                         (a) Interest shall accrue from day to day and be payable on so much as the Lender may have advanced to the Borrower, and which remains owing to the Lender from time to time.

                         (b) All sums falling due hereunder by way of interest or fees on a per annum percentage basis shall be calculated on the basis of a 365 day year for Advances or fees payable in Australian currency and a 360 day year for all other currencies for the actual number of days elapsed.

               6.1.3     Payment

                         Interest shall be paid at the end of each Interest Period (and at the expiration of each 90 day period during such Interest Period if any Interest Period is greater than 90 days) save that the last interest payment shall be made on the Repayment Date.

       6.2 The Borrower shall pay interest on all monies due and unpaid by the Borrower under or pursuant to this Agreement at the rate of two (2%) per cent above the Overdraft Rate which applies as at the date such monies become due and payable. All interest which accrues under this sub-clause during any calendar month shall become due and payable on the last Business Day of that calendar month.

       6.3 All interest due and unpaid at the option of the Lender shall be capitalized on a monthly basis and bear interest accordingly.

       6.4 The Borrower shall on the expiration of each Interest Period in respect of a Term Loan provide to the Administrative Agent an Interest Period Notice in the form of Schedule 2 and if it shall fail to provide such Notice to the Administrative Agent, the Interest Period shall be ninety (90) days.

7.     FEES, EXPENSES & CHARGES

       7.1     Establishment Fee

               The Borrower shall pay to the Administrative Agent for the account of the Lender an establishment fee of A$12,500 such fee to be paid on the date of this Agreement and not to be refundable to the Borrower in any event.

       7.2     Line Fee

               7.2.1 The Borrower shall pay to the Administrative Agent for the account of the Lender:-

                         (a) a line fee of the percentage per annum set out hereunder on the Accommodation Limit in respect of the Revolving Credit Facility; and

                         (b) a line fee of the percentage per annum set out hereunder on the Accommodation Limit in respect of the Term Loan Facility.

                         Rating, by Standard and
                         Poors Rating Agency of
                         the long term unsecured
                         debt of the Guarantor          Percentage

                         BBB+                              .25%
                         BBB                               .3%
                         BBB-                              .35%

               7.2.2 The adjustments to line fee percentage rates prescribed in clause 7.2.1 resulting from changes, if any, to the ratings by Standard Poors Rating Agency shall be effective and payable from and including the Announcement Date. If an adjustment is required because the Administrative Agent was not immediately aware of an announced change such adjustment shall be made by the Administrative Agent and shall be retroactive to the Announcement Date. The Borrower agrees to pay to the Administrative Agent for the account of the Lender its due share of, and the Lender agrees to fund the Administrative Agent and the Administrative Agent agrees to repay to the Borrower its due share of, any adjustment resulting from a retroactive adjustment of ratings which shall be paid by the Administrative Agent or the Borrower, as the case may be, on or before the fifth day following the Administrative Agent's calculation of and advice to the Borrower of the amount to be adjusted.

               7.2.3 The line fee shall be payable Quarterly in advance and shall accrue from the date hereof.

       7.3     Agency Fee

               The Borrower shall pay to the Administrative Agent such agency fees as are agreed upon between the Administrative Agent and the Borrower.

       7.4     Expenses

               Whether or not the Borrower shall draw down under this Agreement the Borrower shall forthwith reimburse the Lender and the Administrative Agent for the reasonable charges and expenses incurred by the Lender and the Administrative Agent:

               7.4.1 in connection with the negotiation preparation or execution of this Agreement; and

               7.4.2 in connection with the enforcement of, or the exercise or (except to the extent proved groundless and unreasonable) the purported or attempted exercise of any right, authority or remedy conferred on the Lender or the Administrative Agent under or by virtue of this Agreement;

               including in each case the fees and expenses of legal advisers on a solicitor and own client basis, financial institutions duty and duty passed on to the Lender or the Administrative Agent by any bank or financial institution and all stamp duty levied on or in connection with this Agreement or any payment or the receipt of any payment under this Agreement except for those incurred or payable due to delay or negligence on the part of the Lender or the Administrative Agent or any of their servants and agents.

       7.5     Government Charges

               The Borrower shall forthwith pay any and all taxes or charges (other than taxes on the net overall income of the Lender) imposed by governmental authorities in any jurisdiction which may have been paid or may be payable or determined to be payable in connection with:

               7.5.1    the execution, delivery, performance or
                        enforcement of this Agreement;

               7.5.2    on or in respect of any transaction
                        contemplated by this Agreement;

               7.5.3 any other matter or thing done or arising out of or in connection with this Agreement; or

               7.5.4    any transaction related to this Agreement;

               (including, without limiting the generality of the foregoing, stamp duty and financial institutions duty) and shall indemnify the Lender and the Administrative Agent against any and all liabilities with respect to or resulting from delay or omission to pay such taxes or charges including any fines or penalties (save those due to delay or negligence on the part of the Lender or the Administrative Agent).

       7.6     Increase in Costs by Government Action

               If any law, regulation or regulatory requirement or judgment, order or direction of any court, tribunal or authority binding on the Lender in any jurisdiction not in force at the date of this Agreement, or if compliance by the Lender with any direction, request or requirement (whether or not having the force of law but which if not having the force of law it is the practice of responsible financial institutions to observe) of any competent governmental or other authority, or if observation by the Lender of any reasonable practice of commercial lenders in Australia or the United States shall:

               7.6.1 subject the Lender to taxes or change the basis of taxation of the Lender with respect to any payment under this Agreement; or

               7.6.2 impose, modify or deem applicable any reserve or prudential or capital adequacy requirements or require the making or the varying of terms of any special deposits against or in respect of any assets or liabilities (whether contingent or otherwise) of, deposits with or for the account of, or loans by, the Lender; or

               7.6.3 impose on the Lender any other conditions with respect to this Agreement or its obligations under this Agreement,

               and if, as a result of any of the foregoing:

               7.6.4 the cost to the Lender of making or keeping the Facility available or otherwise performing its obligations under this Agreement or allocating its capital resources is increased; or

               7.6.5 the amount payable or the effective rate of return on its overall capital to the Lender under this Agreement is reduced; or

               7.6.6 the Lender makes a payment or foregoes or suffers a reduction in a return on or calculated by reference to any amount payable to it under this Agreement;

               then, and in each such case, the Lender shall notify the Borrower and give the Borrower the option exercisable by notice in writing to the Lender within ten (10) Business Days of receipt of notice of the Lender of:

               7.6.7 paying an amount or amounts to the Lender from time to time on demand to compensate the Lender in full for any cost or reduction of the kind referred to effective from the date on which the cost or reduction is actually incurred by the Lender; or

               7.6.8 terminating this Agreement on the first to occur of the expiration of sixty days from the date of the notice of option given by the Lender to the Borrower pursuant to this Clause
                        7.6 and the Repayment Date by paying to the Lender the debt owing to it on that date with accrued interest and all other monies payable under this Agreement, together with an amount determined by the Lender to compensate it up to that date for any actual cost or reduction of the type referred to.

               If the Borrower fails to make an election the Borrower shall be deemed to have made the election in sub-paragraph .7 of this clause. The Lender's certificate in respect of any cost or reduction of the kind referred to shall be prima facie evidence of the incurring of any such cost or reduction, except in the case of manifest error.

               Without prejudice to the Lender's rights under clause
               7.6 the Lender will at the request of the Borrower negotiate in good faith with the Borrower with a view to finding a way of minimising any increased cost.

       7.7     Gross Up

               7.7.1 if at any time any applicable law, regulation or regulatory requirement of any government authority, monetary agency or central bank in Australia requires the Borrower or the Guarantor to make any deduction or withholding in respect of taxes (excluding payments made by the Borrower pursuant to notices received by the Borrower under Section 218 or 255 of the Income Tax Assessment Act or Section 74 of the Sales Tax Act or other analogous legislation relating to default by the Lender in payment of taxes due by the Lender) from any payment due under this Agreement:

                        (a)    the sum due from the Borrower or the
                               Guarantor in respect of the payment
                               shall be increased to the extent
                               necessary to ensure that, after the
                               making of the deduction or withholding,
                               the Lender receives a net sum equal to
                               the sum which it would have received had no such deduction or withholding been required to be made; and

                        (b)    the Borrower and the Guarantor shall
                               indemnify the Lender against any losses
                               or costs incurred by the Lender by
                               reason of any failure of the Borrower or the Guarantor to make any such deduction or withholding.

                       The Borrower and the Guarantor shall promptly deliver to the Administrative Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding, together with any other information which the Administrative Agent may reasonably require.

              7.7.2 If the Lender or any person on its behalf is required by any applicable law regulation or regulatory requirement of any government authority, monetary agency or central bank to make any deduction or withholding from, or any payment on or calculated by reference to, any amount received or receivable under this Agreement (other than taxes payable on the overall net income of the Lender) then (without prejudice to sub-paragraph .1 of this clause) the Borrower and the Guarantor shall upon demand indemnify and hold harmless the Lender against any such deduction, withholding or payment together with any related cost, loss, expense, interest, penalties or other liability by payment to each such person of such amounts and in such currencies as the person concerned may certify are required to compensate it for any such deduction, withholding or payment together with any related cost, loss, expense, interest, penalties or other liability.

8.     REPAYMENTS

       8.1     Payment of Principal

               8.1.1 The Borrower shall repay to the Administrative Agent each Advance (other than a Term Loan) at the end of the term of each Interest Period or on the Repayment Date (whichever first occurs) together with interest to the day of repayment provided always that:

                       (a) the Lender may, in its sole discretion and without prejudice to its rights contained in this Agreement, at any time and from time to time elect to extend the term of such Advance or Advances; and/or

                       (b) in the event that the Borrower does not nominate an Interest Period the Interest Period shall be as determined by the Lender or in the absence of any such determination by the Lender that Interest Period shall be ninety (90) days.

              8.1.2 The Borrower shall repay to the Administrative Agent the Term Loan by four equal annual installments of $2,083,333.33 each, the first of such installments to be paid on the date being two years from the date of this Agreement and thereafter on each anniversary of the date of this Agreement.

       8.2     Redrawing

               8.2.1 Any part of the Facility repaid at the conclusion of the Interest Period relative thereto shall (except in the event of any Term
                        Loan) be available to be redrawn in whole or in part by the Borrower at any time prior to the Repayment Date subject always to the provisions of this Agreement.

               8.2.2    No repayment of the Term Loan shall be
                        available for redrawing.

       8.3     Early Repayment of Advances

               8.3.1 The Borrower may repay an Advance in whole (but not in part) before its due date if, but only if:

                        (a)    the Borrower gives the Administrative
                               Agent at least 5 Business Days
                               irrevocable notice in writing of the
                               Borrower's intention to repay;

                        (b) the Advance together with all interest accrued thereon to the date of repayment are paid in full;

                        (c) the Borrower makes payment of all moneys payable pursuant to sub-clause .3.2 of this clause;

                        (d) the Borrower makes payment on the day of payment specified in the notice;

              8.3.2 In the event that the Borrower wishes to make early repayment pursuant to sub-clause .3.1 of this clause or if by reason of an Event of Default or for any other reason early repayment of an Advance in whole or in part is made by a Borrower or is demanded by the Lender the Borrower shall pay to the Lender in addition to all other moneys then payable an amount sufficient to compensate and to indemnify the Lender for and against all losses (including loss of profits), costs, damages and expenses which the Lender determines that the Lender will or is likely to suffer or incur as a result of such early repayment. Without in any way limiting or modifying the operation of the foregoing, the Borrower acknowledges that the Lender may endeavour to arrange or enter into an interest rate swap agreement or other commitment (either in relation to an Advance in particular or generally in relation to the business of the Lender) and may as a consequence of this (whether directly or indirectly) suffer or incur loss of opportunity, losses, costs, damages or expenses in the event that early repayment of an Advance is made.

              8.3.3 It is acknowledged by the Lender that no moneys shall be payable to the Lender pursuant to clause 8.3.2 in respect of payment of an Advance if such payment is made on the last day of an Interest Period in respect of such Advance.

       8.4     Manner of Payment

               8.4.1    All payments by the Borrower under this
                        Agreement must be made:

                        (a)    in same day funds;

                        (b)    in Australian currency;

                        (c) not later than 2.00pm (Melbourne time) on the due date, to the account of the Administrative Agent specified to the relevant Borrower or in such other manner as the Administrative Agent directs from time to time.

       8.5     Distribution by Administrative Agent

               8.5.1 Except to the extent otherwise expressly provided in this Agreement, or unless payment is made to the Administrative Agent for its own account, each payment received by the Administrative Agent under this Agreement is received by the Agent on account of the Lender.

               8.5.2 The Administrative Agent must within two (2) Business Days of receipt distribute in same day funds amounts received on account of the Lender to the Lender.

      8.6 Non-receipt of funds by the Administrative Agent from the Borrower

               8.6.1 Unless the Administrative Agent has received written notice from the Borrower at least 1 Business Day before the date on which any payment is due under this Agreement that the Borrower does not intend to make that payment in full on the due date, the Administrative Agent may (but is not obliged to) assume that the Borrower has made that payment when due, and in reliance on that assumption, may make available to the Lender on that due date an amount equal to the assumed payment.

              8.6.2 If the Borrower has not in fact made that payment to the Administrative Agent, and does not make that payment, together with interest, promptly on demand, the Lender must, on demand, repay to the Administrative Agent the amount so made available to the Lender on that due date an amount equal to it, together with interest on such amount accrued for each day from and including the due date but excluding the date of such repayment, at the rate per centum per annum which is determined by the Administrative Agent to be the Administrative Agent's cost of funding such payment for such period.

              8.6.3 Without limiting its obligations under this Agreement, the Borrower indemnifies the Administrative Agent and the Lender against any damage, loss or expense incurred by the Lender or the Administrative Agent by reason of any failure or delay by the Borrower in making any payments referred to in this clause 8.6.

9.     TERMINATION OF FACILITY

       The Facility shall terminate on the Repayment Date and the Borrower shall pay to the Administrative Agent the Loans forthwith.

                                   SECTION C

10.    CONDITIONS PRECEDENT

       10.1     To the Facility

                The obligations of the Lender under this Agreement are subject to the fulfillment of the conditions precedent that the Administrative Agent shall receive prior to the giving of the first Drawdown Notice all of the following in the form and substance satisfactory to the
                Lender:

                10.1.1 A copy of each of the constituent documents of the Borrower and the Guarantor certified by an Authorized Officer thereof as being complete true and up-to-date.

                10.1.2 A duly signed verification certificate in the form of the certificate in Schedule 3.

                10.1.3 A copy of this Agreement duly executed by the Borrower and the Guarantor.

                10.1.4 Evidence that all necessary filings and registrations have been completed and that all stamp duties and registration and other fees have been paid in order to ensure that this Agreement is valid, binding and enforceable.

                10.1.5 The Establishment Fee and the first Line Fee payment (which first payment shall be calculated from the date of this Agreement to the commencement of the first Quarter after the date of this Agreement) and the first administration fee payment.

                10.1.6 A legal opinion from the attorneys of the Guarantor in respect of the Guarantor and this Agreement, addressed to the Lender and the Administrative Agent.

                10.1.7     A duly signed indemnity in the form of
                           Schedule 4.

       10.2    To A Drawdown

               The obligation of the Lender to make any Advance is subject to the fulfillment (to the reasonable satisfaction of the Administrative Agent) of the following conditions precedent:

               10.2.1 The Administrative Agent has duly received from the Borrower a request for a Drawdown in the form of a Drawdown Notice.

               10.2.2 No event has occurred which constitutes or with the passing of time or the giving of notice or both would constitute an Event of Default.

               10.2.3 The Lender has received such other information as it may reasonably require.

11.     REPRESENTATIONS AND WARRANTIES

        The Borrower and the Guarantor each represents and warrants to the Lender and the Administrative Agent except to the extent disclosed in writing to the Lender prior to the date of this Agreement or prior to the date on which they are deemed made or repeated:

        11.1   Status

               It has been duly incorporated in accordance with the laws of the place of its incorporation.

        11.2   This Agreement

               This Agreement constitutes a legal valid and immediately binding obligation on it the Borrower and the Guarantor and is enforceable in accordance with its express terms subject only to laws relating to insolvency and the enforcement of creditors rights generally and the discretionary notice of equitable remedies.

        11.3   Third Party Rights

               Its execution, delivery and Performance of this Agreement does not violate in any respect any provision of:

               11.3.1 any law or regulation or any order or decree or any government authority, agency or court or;

               11.3.2  its constitution ; or

               11.3.3 any mortgage, contract or other undertaking or instrument to which it is party or which is binding upon it.

       11.4    Authorities

               All authorizations, approvals, consents, licenses, filings, registrations, notarizations and other requirements of any governmental judicial or public body, authority, bureau or agency now obtainable and required in connection with its execution, delivery, performance, validity or enforceability of this Agreement have been obtained or effected and are in full force and effect and true copies thereof (where applicable) have been delivered to the Lender and all fees payable in connection therewith have been paid and there has been no default in the performance of any of the terms or conditions of any of the same.

       11.5    Other Commitments

               It is not in default under any agreement undertaking or instrument to which it is a party or by which it is bound, such default being material in the context of this Agreement and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default.

       11.6    Litigation

               No litigation or governmental proceeding is pending or, to its knowledge threatened against it which could have a material adverse effect on its ability to comply with its obligations under this Agreement.

       11.7    Taxation

               It and each of its Subsidiaries have duly filed all taxation returns required to be filed (none of which are so far as it is aware likely to be the subject of any dispute) and have paid all taxation levied or assessed upon it (except where the amount of or the obligation to pay those taxes is being contested in good faith and upon reasonable grounds and has complied with all assessments and notices in respect thereof or have established adequate reserves for payment thereof

       11.8    Unsecured Liabilities

               Its obligations under this Agreement rank at least equally with all other of its unsecured and unsubordinated indebtedness except any liabilities mandatorily preferred by law.

       11.9    Trusts

               In entering into this Agreement it is not acting as a trustee of any trust or settlement.

       11.10   Insurance Policies

               All risks usually insured against according to sound commercial practice by persons carrying on activities similar to the Borrower's are fully insured against in amounts representing the present full replacement or reinstallation values or market values and in the name of and for the benefit of the Borrower absolutely.

       11.11   Adverse Circumstances

               It is not aware of any fact or circumstance which would reasonably be expected to affect in any material adverse way its financial position, operations, profitability or prospects of or its business or the value of its property or affecting as a whole the industry in which it participates.

       11.12   Year 2000 Compliance

               It:-

               11.12.1 has initiated a review of all areas with its and its Subsidiaries operations that could be adversely effected by the Year 2000 Problem;

               11.12.2  has developed a plan and time line for
                        addressing the Year 2000 Problem on a timely basis and to date has and will hereafter implement such plan;

               11.12.3 will use its best endeavours to ensure that the Year 2000 Problem will not have any material adverse impact on its financial position operations, profitability, prospects, business or the value of its property.

       11.13   No Misrepresentation

               All information provided by it whether prior to or after the date of this Agreement to the Lender or the Administrative Agent is true and correct and is not, by the omission of information or otherwise, misleading and all projections contained therein were arrived at after the due and careful consideration and were based on the best information available and on fair assumptions.

               The representations and warranties in this clause shall be deemed to be repeated by the Borrower and the Guarantor on and as of the date of each Advance as if made with reference to the facts and circumstances existing at such date.

               The Borrower and the Guarantor acknowledge that the Lender and the Administrative Agent rely on the representations and warranties made or given in this Agreement by the Borrower and the Guarantor and that the Lender and the Administrative Agent are induced by each such representation and warranty to enter into this Agreement and the rights of the Lender and the Administrative Agent in respect of a breach of any such representation or warranty shall not be affected by investigation (if any) made by the Lender or the Administrative Agent into the affairs of the Borrower or the Guarantor.

12.     GENERAL OBLIGATIONS

        The Borrower and the Guarantor each agree that on and from the date of this Agreement and so long as any amount payable under this Agreement is outstanding:

        12.1   Authorities

               The Borrower and the Guarantor shall take all action necessary to obtain and promptly renew from time to time all authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable the Borrower and the Guarantor to perform their obligations under this Agreement or required for the validity or enforceability of this Agreement or any transaction contemplated by this Agreement.

        12.2   Notice of Default

               The Borrower and the Guarantor shall promptly notify the Lender or the Administrative Agent in writing of the occurrence or pending or threatened occurrence of any event which would cause or constitute a breach of any of the representations or warranties or agreements of the Borrower and the Guarantor in this Agreement including any event which would result in a material change in the business of the Borrower and the Guarantor and any other event which constitutes or which would with the giving of notice or lapse of time or both or other conditions constitute an Event of Death.

        12.3   Law

               The Borrower and the Guarantor shall comply with all requirements of the Law where a failure to do so is likely to have a material adverse effect on its ability to meet its obligations under this Agreement.

        12.4   Access

               The Borrower and the Guarantor shall permit representatives of the Lender or the Administrative Agent (or any accountants or other experts designated by it) during normal business hours and upon reasonable notice and upon reasonable grounds to visit and inspect and examine the books of account, records (excluding company minute books), reports and other papers (and to make copies and to take extracts therefrom) of the Borrower and the Guarantor and to discuss its affairs, finances and accounts with its officers, accountants and auditors, all at such times and as often as may be reasonably requested by the Lender or the Administrative Agent but only in so far as such matters relate to information as may reasonably be required by the Lender or the Administrative Agent for any purpose connected with this Agreement.

       12.5    Negative Pledge

               Except as permitted in this Agreement neither the Borrower nor any of its Subsidiaries shall without the prior written consent of the Lender either borrow further money from any lender (other than where that the lender is one of the companies included in the expression "the Borrower" or is the Guarantor) or create or assume or permit to exist or arise any Security Interest whatsoever over any part of its present or future undertakings, property, assets uncalled capital or revenues. The Borrower represents and warrants to the Lender that there will be no such Security Interest over any part its or its Subsidiaries present or future undertakings, property, assets, uncalled capital or revenues in existence as at the date of the first drawdown under the Facility.

               12.5.2 For the purposes of Clause 12.5.1 the Lender agrees that the Borrower is entitled to enter into an agreement on or about even date herewith with The First National Bank of Chicago (ARBN 065 752 918) ("FNBC") pursuant to what FNBC agrees to provide facilities to the Borrower with accommodation limits totaling A$30,000,000 and an agreement on or about even date herewith with Banque Nationale de Paris ARBN 000 000 117 ("BNP") pursuant to which BNP agrees to provide facilities to the Borrower with accommodation limits totaling A$25,000,000.

       12.6    Inspection

               The Borrower shall permit the Lender or the Administrative Agent upon, written request of the Lender or the Administrative Agent to from time to time inspect the register of the members of the Borrower where the register or any branch register is so kept at any time during regular business hours and the Borrower shall furnish the Lender or the business hours and the Borrower shall furnish the Lender or the Administrative Agent with any information which the Lender may consider reasonably necessary to enable it to determine whether or not there has been at any time after the date of this Agreement a transfer of the effective management and control of the Borrower or the Guarantor.

       12.7    Public Information

               12.7.1 Subject to sub-clause .2 of this clause, the Borrower and the Guarantor shall furnish to the Administrative Agent copies of all such accounts, documents, reports, notices, circulars, particulars and certificates ("Documents") which are required to be furnished by the Borrower or the Guarantor to any stock exchange, corporate affairs office (or analogous office) or shareholder at the same time as they are furnished to that stock exchange, corporate affairs (or analogous office) or shareholder and when requested by the Administrative Agent copies of Documents required under the provision of any trust deed to which the Borrower or the Guarantor is a party to be furnished to the trustee thereunder from time to time.

               12.7.2 Unless the Lender shall specifically request a particular Document or class of Documents, the Borrower and the Guarantor shall only be obliged to provide the Administrative Agent with those Documents which relate to matters which may have a material effect on the business or financial obligations of either the Borrower or the Guarantor.

13.     FINANCIAL INFORMATION

        The Borrower and the Guarantor shall from time to time supply the Lender with all financial or other information regarding the Borrower and the Guarantor as the Lender may reasonably request in writing always including the following without request:

        13.1 As soon as possible but in any event within 120 days of the end of each Financial Year copies of the audited annual profit and loss statement and balance sheet of the Guarantor and the audited consolidated annual profit and loss statement and balance sheet of the Guarantor and the unaudited annual profit and loss statement and balance sheet of the Borrower.

        13.2 As soon as possible but in any event within 60 days of the end of each Quarter a copy of the management accounts and of the unaudited balance sheet and profit and loss statement of the Borrower and the Guarantor and the unaudited consolidated profit and loss statement and balance sheet of the Borrower and the Guarantor.

        All of the financial information referred to above shall be prepared in accordance with Accounting Standards.

14.     EVENTS OF DEFAULT

        If any of the following events occur ("Events of Default") the Loans and all other moneys owing to the Lender by the Borrower shall at the option of the Lender and notwithstanding any delay or previous waiver of the right to exercise such option become immediately due and payable upon written demand by the Lender to the Borrower and the obligations of the Lender under this Agreement shall be cancelled:

        14.1 If the Borrower fails to observe or perform any obligations to be observed or performed by it under this Agreement or in connection with any transaction contemplated by this Agreement and if such default shall in the opinion of the Lender be capable of prompt remedy, the Borrower shall not have remedied such default within seven (7) days after notification by the Lender to the Borrower requiring remedy of such default.

        14.2 Any representation or statement made or deemed to be made by the Borrower or the Guarantor in this Agreement or in writing pursuant to this Agreement shall not be complied with or shall prove to be untrue in any respect which materially adversely affects the interests of the Lender on any date as of which it was made or deemed made.

        14.3 If all or any part of this Agreement becomes void, illegal, invalid, unenforceable, or of limited or reduced force or effect which is likely to adversely affect the ability of the Borrower to carry out its obligations under this Agreement.

        14.4 Any other present or future indebtedness of the Borrower for borrowed money in excess of A$2,000,000 shall become due and payable prior to the stated maturity thereof as a result of a default or any such indebtedness shall not be paid on the due date thereof.

        14.5 If the Borrower is wound up or if a petition is presented or an order is made for the winding up of the Borrower and is not withdrawn within fourteen (14) days or if a resolution is passed for the winding up of the Borrower otherwise than for the purpose of reconstruction or amalgamation the terms of which have previously been approved in writing by the Lender such approval not to be unreasonably withheld.

        14.6 If a receiver or receiver and manager is appointed in respect of any part of the assets of the Borrower or an encumbrancer takes possession of the undertaking or the property of the Borrower or any part thereof.

        14.7 If the Borrower makes default under any charge or security in favour of any person other than the Lender and the holder of that charge or security elects to enforce that charge or security.

        14.8 If a compromise or arrangement is proposed between the Borrower or the Guarantor and their creditors or any class of them or if an application is made to a court for an order summoning a meeting of creditors or any class of them of the Borrower or the Guarantor.

        14.9 If without the prior written consent of the Lender the Borrower reduces or attempts to reduce its capital or buy back any of its shares.

        14.10 If the Borrower is placed under administration pursuant to Part 5.3A of the Corporations Law or causes or proposes to cause a meeting of its creditors to be summoned for the purposes of placing the Borrower under administration pursuant to Part 5.3A of the Corporations Law.

        14.11 If any of the property of the Borrower, the ownership of which is in the opinion of the Lender material to the ability of the Borrower to perform its obligations under this Agreement, is seized or otherwise expropriated, nationalized, confiscated or acquired through any governmental action or intervention or if custody or control of such property shall be assumed by any government or government agency.

        14.12 If a meeting of the Borrower or the Guarantor is called for the purpose of considering and if thought fit passing any resolution the passing of which would constitute or give rise to an Event of Default.

        14.13 If in the reasonable opinion of the Lender there is a change in the ownership control or management of the Borrower which is likely to adversely affect the ability of the Borrower to conduct its business in a proper manner and to carry out its obligations under this Agreement.

        14.14 If the Borrower defaults in the performance or observance of any provision of any other indebtedness to or security of the Lender and the Borrower whether the indebtedness or security is collateral to this Agreement or whether it is a separate agreement between the Lender and the Borrower and such default continues for more than seven (7) days after notification by the Lender to the Borrower requiring remedy of such default.

        14.15 If the Borrower shall at any time not have an auditor appointed pursuant to the provision of the Law.

        14.16 If the Borrower makes any material change to the business it carries on which in the reasonable opinion of the Lender is likely to materially adversely affect the interests of the Lender without the prior written consent of the Lender or if the Borrower or the Guarantor ceases or threatens to cease to carry on its business.

        14.17 If the Borrower or the Guarantor suffers any material adverse change in their financial condition which is likely, to materially affect the interest of the Lender unless such change is agreed to in writing by the Lender.

        14.18 If the Borrower ceases to be a wholly owned subsidiary of the Guarantor.

        14.19 If any event occurs that results in acceleration of payments under the Credit Agreement dated December 15, 1997 between the Guarantor, the Banks listed therein Royal Bank of Canada as Documentation Agent, The Chase Manhattan Bank and Nations Bank N.A. as Co-Syndication Agents and Morgan Guaranty Trust Company of New York as Administrative Agent (or any other credit agreement in replacement thereof) provided that such acceleration has not been rescinded within five (5) days.

        14.20 The cancellation or elimination by the Guarantor of the credit agreement specified in clause 14.19 and failure to replace such credit agreement with a facility substantially, similar in form and substance.

15.     INDEMNITIES

        The Borrower indemnifies the Lender and the Administrative Agent from and against all actions, suits, claims, demands, losses, liabilities, damages, costs and expenses which may be made or brought against or suffered or incurred by the Lender or the Administrative Agent arising, out of or in connection with:

        15.1   any Event of Default ; or

        15.2 any failure by the Borrower to take an Advance in accordance with any request for a Drawdown.

                               SECTION D

16.     GUARANTEE

        The Guarantor unconditionally and irrevocably guarantees to the Lender and the Administrative Agent the payment of all moneys payable by the Borrower to the Lender or the Administrative Agent pursuant to this Agreement ("the Guaranteed Money") and the due observance and performance of all the covenants, terms, conditions and agreements to be observed or performed by the Borrower under this Agreement.

17.     GENERAL INDEMNITY

        As an additional separate and independent obligation the Guarantor indemnifies the Lender and the Administrative Agent against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Lender or the Administrative Agent suffers, pays or incurs in respect of:

        17.1 a failure by the Borrower to pay any Guaranteed Money when due; or

        17.2 a failure by the Borrower or the Guarantor to observe, perform or comply with this Agreement: or

        17.3   an Event of Default.

18.     INDEMNITY FOR AVOIDANCE OF GUARANTEED MONEY

        18.1 If any Guaranteed Money (or money which would be Guaranteed Money were it not irrecoverable) is irrecoverable from the Borrower, and is not recoverable by the Lender or the Administrative Agent from the Guarantor on the footing of the guarantee, the Guarantor as an additional separate and independent obligation:

               18.1.1 indemnifies the Lender and the Administrative Agent against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Lender suffers, pays or incurs in respect of the non-payment of that Guaranteed Money; and

               18.1.2   must pay the Lender the amount of that
                        Guaranteed Money.

        18.2 This Clause applies to the Guaranteed Money (or money which would be Guaranteed Money were it not irrecoverable) whether or not:

               18.2.1 it is or may be irrecoverable by reason of any event described in Clause 24 by reason of any other similar or dissimilar fact or circumstance;

               18.2.2 any transaction in respect of that money is void, avoided, illegal or unenforceable; and

               18.2.3 any thing, in respect of the Guaranteed Money is or should be known to the Lender.

19.     PAYMENT OF GUARANTEED MONEY

        The Guarantor must pay to the Lender any Guaranteed Money not paid by the Borrower when due immediately on demand from the Lender or the Administrative Agent (which may be made at any time and from time to time).

20.     ACKNOWLEDGMENT

        The Guarantor acknowledges that it has not entered into this Agreement in reliance on any representation, warranty, promise or statement made by the Lender or any person on behalf of the Lender or the Administrative Agent.

21.     PRINCIPAL OBLIGATION

        21.1   This Agreement is enforceable against the Guarantor:

               21.1.1 without first enforcing any security held by the Lender or the Administrative Agent;

               21.1.2   whether or not the Lender or the Administrative
                        Agent has:

                       (i)    made demand upon the Borrower;

                       (ii)   given notice to the Borrower or the
                              Guarantor; or

                       (iii)  taken any other steps against the
                              Borrower or the Guarantor, or any other
                              person;

              21.1.3 despite the occurrence of any event described in Clause 24.

22.     CONTINUING GUARANTEE AND INDEMNITY

        22.1 Each guarantee and indemnity in this Agreement is a continuing obligation of the Guarantor despite any settlement of account or the occurrence of any other thing and remains in full force and effect until all money owing, contingently or otherwise, under this Agreement is paid in full and this Agreement is finally discharged by the Lender.

        22.2 Each guarantee and each indemnity in this Agreement is an additional, separate and independent obligation of the Guarantor.

23.     AMOUNT OF GUARANTEED MONEY

        The obligations of the Guarantor under this Agreement extend to any increase in the Guaranteed Money as a result of any alteration, variation, supplement, renewal or replacement of this Agreement made with the Guarantor's express written consent.

24.     UNCONDITIONAL NATURE OF OBLIGATIONS

        This Agreement and the liability of the Guarantor under this Agreement are not released, discharged or otherwise affected by anything which but for this provision may have that effect including, without limitation:

        24.1 the grant of any time, waiver, covenant not to sue or other indulgence to the Borrower, the Guarantor, or any other person;

        24.2 the discharge or release (including without limitation a release as part of a novation) of the Borrower, or any other person;

        24.3 the liquidation of the Borrower, the Guarantor, or any other person:

        24.4   the Lender or the Administrative Agent;

               24.4.1   exercising or enforcing;

               24.4.2   failing to exercise or enforce; or

               24.4.3 delaying the exercise or enforcement of; any other security or power;

        24.5 the alteration, variation, supplement, replacement, extinguishment, failure, loss, release, discharge, abandonment, impairment, assignment or transfer of or other dealing in respect of, or the failure of any person to enter into any document or agreement;

        24.6 this Agreement or any other document or agreement being at any time void, voidable, avoided or unenforceable;

        24.7 failure by the Borrower, the Lender or the Administrative Agent to give notice to the Guarantor of any default by the Borrower under this Agreement or any other document or agreement;

        24.8 a judgment against the Borrower, the Guarantor or any other person;

        24.9 any legal limitation, disability, incapacity or other circumstances related to the Borrower, the Guarantor or any other person;

        24.10 acceptance by the Lender or the Administrative Agent of a repudiation or termination of this Agreement or any other document or agreement;

        24.11  failure of any party to properly execute this Agreement;

        24.12  any Guaranteed Money being irrecoverable for any reason;

        24.13 the assignment, novation or assumption by the Lender, the Administrative Agent, the Borrower or any other person of any rights or obligations under this Agreement or any other document or agreement;

        24.14 any prejudice (including material prejudice) to the Guarantor as a result of any thing done, or omitted to be done by the Lender or the Administrative Agent or any other person or any other thing: or

        24.15 the receipt by the Lender of any dividend distribution or other payment in respect of any liquidation.

        This Clause applies whether or not the Lender, the Administrative Agent, the Borrower, the Guarantor or any other person, consents to, has knowledge of, fails to consent to, or have knowledge of, any event described above, or whether or not there is any rule of law or equity to the contrary.

25.     NO COMPETITION

        25.1 While any guarantee or indemnity in this Agreement is in effect the Guarantor may not:

               25.1.1   be subrogated to the Lender or the
                        Administrative Agent;

               25.1.2 claim the benefit of any security, guarantee or other document or agreement, or any money held by the Lender or any power;

               25.1.3 subject to the further provisions of this Clause either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment in respect of the liquidation of the Borrower or any other guarantor of the Guaranteed Money ("Surety");

               25.1.4 make a claim or exercise or enforce any right power or remedy against the Borrower or any Surety;

               24.1.5 accept or procure the grant of any security from the Borrower or any Surety; or

               24.1.6 raise any set-off (including, without limitation any set-off in respect of amounts due by the Lender to the Borrower) available to the Guarantor, the Borrower, any Surety or other person in reduction or discharge of its obligations under this Agreement.

        25.2 If required by the Lender or the Administrative Agent, the Guarantor must:

               25.2.1 prove in any liquidation of the Borrower or any Surety for all moneys owed to the Guarantor; and

               25.2.2 not exercise or attempt to exercise any right of set-off against or realize any security taken from the Borrower or any Surety.

        25.3 All moneys recovered by the Guarantor from any liquidation (or under any security from the Borrower or any Surety) must be held in trust by the Guarantor for the Lender to the extent of the unsatisfied liability of the Guarantor under this Agreement.

26.     PROOF BY LENDER

        In the event of the liquidation of the Borrower or any Surety, the Guarantor authorizes the Lender to prove for all money which the Guarantor has paid or is or may be obliged to pay under this Agreement, other document or agreement or otherwise in respect of the Guaranteed Money.

27.     AVOIDANCE OF PAYMENTS

        If any payment, conveyance, transfer or other transaction in respect of or affecting the Guaranteed Money is:

       27.1   void, voidable or unenforceable: or

       27.2 is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised;

       the liability of the Guarantor under this Agreement is the same as if:

       27.3   that payment, conveyance, transfer or transaction; and

       27.4 any release, settlement or discharge made in reliance on any thing referred to above;

       had not been made and the Guarantor must immediately do everything necessary or required by the Lender or the Administrative Agent to restore to the Lender or the Administrative Agent this Agreement and any security held by the Lender immediately prior to the payment, conveyance, transfer or transaction.

28.    RETENTION OF AGREEMENT

       The Lender and the Administrative Agent may retain this Agreement for seven (7) months after full payment of the Guaranteed Money or if anything in the previous Clause has occurred or in the opinion of the Lender may occur, such longer period as the Lender determines.

29.    EXCLUSION OF MORATORIUM

       To the extent permitted by law, a provision of any legislation which at any time directly or indirectly:

       29.1 lessens or otherwise varies or affects in favour of the Guarantor any of its obligations under or any provision of this Agreement; or

29.2    stays, postpones or otherwise prevents or prejudicially
              affects the exercise by the Lender of any power;

       is negatived and excluded from this Agreement and all relief and protection conferred on the Guarantor by or under that legislation is also negatived and excluded.

30.    NON-EXERCISE OF GUARANTOR'S RIGHTS

       The Guarantor must not exercise any rights it has inconsistent with this Agreement.

31.    PAYMENTS IN GROSS

       All payments which the Guarantor is required to make under this Agreement must be made to the Lender to an address or account in Australia directed by the Lender or the Administrative Agent from time to time.

32.    SUSPENSE ACCOUNT

       32.1 The Lender may apply to the credit of an interest bearing suspense account:

              32.1.1 any amounts received from the Guarantor under this Agreement;

              32.1.2 any dividends, distributions or other amounts received in respect of the Guaranteed Money in any liquidation;

              32.1.3 any other amounts received from the Guarantor, the Borrower, any other guarantor or any other person in respect of the Guaranteed Money.

       32.2 The Lender may retain the amounts in the suspense account and may, but is not obliged to, apply them in or towards satisfaction of the Guaranteed Money.

       32.3 In the event that the Lender is satisfied that it has received all of the Guaranteed Money in full and that it will not be required to repay any such moneys under any laws relating to insolvency it will refund the moneys in the suspense account and any interest accrued thereon (less any financial institution duty or debits tax payable in respect of any deposits or debits in respect of the suspense account) to the Borrower or the Guarantor or any such other person as the case may be.

                              SECTION E

33.    APPOINTMENT OF ADMINISTRATIVE AGENT

       33.1 The Lender irrevocably appoints the Administrative Agent as its agent, with the rights and duties expressed in this Agreement.

       33.2   In acting as agent, the Administrative Agent:

              33.2.1 does not assume any fiduciary duties to the Lender;

              33.2.2    is an independent contractor.

       33.3 The Lender waives any claim which may arise against the Administrative Agent under the law of agency or for breach of fiduciary duty.

       33.4 The Administrative Agent agrees to act as Administrative Agent of the Lender on these terms.

34.    POWERS AND DUTIES OF ADMINISTRATIVE AGENT

       34.1 The Administrative Agent may exercise any powers which this Agreement expressly delegates to Administrative Agent, and any powers reasonably incidental thereto.

       34.2 The Administrative Agent must take any action which this Agreement specifically requires the Administrative Agent to take. The Administrative Agent need not take any other action and does not have any implied duties to the Lender.

       34.3 The Administrative Agent must forward to the Lender a copy of each Drawdown Notice and each Interest Period Notice under the Term Loan Facility it receives it from the Borrower.

35.    GENERAL IMMUNITY

       Neither the Administrative Agent nor any of its directors, officers, agents or employees are liable to the Borrower, the Guarantor, or the Lender for any act or omission by any of them in respect of this Agreement, except to the extent that the act or omission arises from gross negligence or willful misconduct.

36.    NO RESPONSIBILITY FOR LOANS ETC

       36.1 Neither the Administrative Agent nor any of its directors, officers, agents or employees need ascertain, enquire into or verify:

              36.1.1 any statement, warranty or representation made in connection with this Agreement or any borrowing under this Agreement;

              36.1.2 the performance of any term of this Agreement including any obligation to pay proof or any term requiring the provision of information directly to the Lender;

              36.1.3 the enforceability, sufficiency or genuineness of this Agreement or any other writing in connection therewith;

              36.1.4 the existence or possible existence of any Event of Default;

              36.1.5 the financial condition of any Borrower or the Guarantor.

       36.2 The Administrative Agent need not disclose to the Lender information volunteered by the Borrower or the Guarantor to the Administrative Agent (either in its capacity as agent or in its individual capacity).

37.    ACTING ON INSTRUCTIONS OF LENDER

       37.1 The Administrative Agent need not take any action under this Agreement unless:

              37.1.1    the Lender instructs it to do so in writing;
                        and

              37.1.2 the Lender indemnifies the Administrative Agent to the Administrative Agent's satisfaction against all liability, costs and expenses it incurs in taking or continuing any action.

38.    ADMINISTRATIVE AGENT AND LEGAL ADVISERS

       38.1 The Administrative Agent may perform any of its duties under this Agreement by its employees, agents and legal advisers.

       38.2 If the Administrative Agent selects those agents and legal advisers with reasonable care, the Administrative Agent is not liable to the Lender for any default or misconduct by those agents or legal advisers, except as to money or securities received by the Administrative Agent or its agents or legal advisers.

       38.3 The Administrative Agent may obtain legal advice about this Agreement or any matter relating to or arising out of this Agreement.

39.    RELIANCE ON DOCUMENTS AND LEGAL ADVICE

       The Administrative Agent may rely on:

       39.1 any notice, consent, certificate, affidavit, letter, facsimile, statement, paper or document if the Administrative Agent believes it to be genuine and correct and to have been signed or sent by the proper person; and

       39.2 in respect of legal matters, the opinion of its legal advisers (who may be employees of the Administrative Agent).

40.    AGENT'S INDEMNIFICATION

       40.1 The Lender indemnifies the Administrative Agent for all losses, and all costs, liability and expenses incurred by the Administrative Agent in respect of or in any way related to or arising out of this Agreement and other related documents or any actions taken or omitted by the Administrative Agent. This may include costs which the Borrower or the Guarantor fails to pay, administration costs, agency fees, enforcement costs, and costs of a dispute between the Administrative Agent and the Lender. However, it does not include losses, costs, liability and expenses resulting from the gross negligence or willful misconduct of the Administrative Agent (as found by a court of competent jurisdiction in a final non-appealable judgment).

       40.2 This obligation survives payment of all moneys payment pursuant to this Agreement and termination of this Agreement.

       40.3 This section E of this Agreement does not limit the obligations of the Borrower or the Guarantor under this Agreement.

41.    LENDER CREDIT DECISIONS

       The Lender has made its own credit analysis and decision to enter into the Agreement independently and without relying on First Chicago.

42.    RESIGNATION OF ADMINISTRATIVE AGENT

       42.1 The Administrative Agent may resign at any time by giving a written notice thereof to the Lender. Upon resignation, the Lender shall have the right to appoint a successor Administrative Agent with the written approval of the Borrower (that approval not to be unreasonably withheld). If no successor Administrative Agent has been appointed by the Lender and accepted that appointment within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lender and with the written approval of the Borrower (that approval not to be unreasonably withheld), appoint a successor agent.

       42.2 If no successor Administrative Agent has been appointed pursuant to the clause 42.1 within the thirty days following the giving of notice of resignation by the retiring Administrative Agent, the resignation shall nonetheless then become effective and the Lender shall perform the duties and be entitled to the rights of the Administrative Agent hereunder until it appoints a successor agent (which it shall not be under any obligation to so do).

       42.3 Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent.

       42.4 Whether or not a successor Administrative Agent has been appointed, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement upon its resignation becoming effective. After any person's resignation under this Agreement as the agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lender in respect of any actions taken or omitted to be taken by the person while it was acting as the Administrative Agent.

       42.5 During any period in which a successor agent is not appointed the agency fee referred to in clause 7.3 shall be payable by the Borrower to the Lender.

                                SECTION F

43.    CERTIFICATIONS

       43.1 Any document or thing required to be certified by the Borrower or the Guarantor shall be certified an Authorized Officer of the Borrower or the Guarantor or in such other manner as the Lender may approve.

       43.2 A certificate signed by an Authorized Officer of the Lender or the Administrative Agent stating any amount or rate for the purpose of this Agreement shall in the absence of manifest error be conclusive and binding on the Borrower.

44.    UNLAWFULNESS

       If:

       44.1 any law, regulation or regulatory requirement or judgment, order or direction of any court, tribunal or authority binding upon the Lender or its ultimate parent company in the jurisdiction in which the Lender or its ultimate parent company is formed or has its principal or lending office or in which any action is required to be performed by it for the purposes of this Agreement, or

       44.2 any change in the interpretation of any such law, regulation or regulatory requirement or judgment, order or direction of any court, tribunal or authority by any government or governmental agency charged with the administration thereof or by a court of competent jurisdiction or compliance by the Lender with any request or direction (whether or not having the force of law) of the Reserve Bank of Australia or any government or other governmental agency in accordance with whose requests or directions the Lender is accustomed to act;

       renders it unlawful for the Lender to meet any of its obligations under the Facility, the Lender shall promptly notify the Borrower and the following provisions shall apply:

       44.3 the Borrower and the Lender shall negotiate in good faith for a period not exceeding thirty (30) days (or such longer period as is required) with a view to the Lender making arrangements to be able to meet the relevant obligations under the Facility in whole or in part in a manner which is not unlawful; and

       44.4 if no such arrangements have been made by the end of such period, thereupon the Lender shall be released from its obligations under this Agreement, the Facility shall be cancelled and the Borrower shall pay to the Lender the Loans under this Agreement prior to the date on which it becomes unlawful for the Lender to meets its obligations under the Facility.

45.    AUTHORITY TO DEBIT ACCOUNTS

       The Borrower and the Guarantor irrevocably authorize and direct the Lender and the Administrative Agent to debit any account or accounts of the Borrower or the Guarantor with the Lender or the Administrative Agent in respect of any amounts that are from time to time due and payable under this Agreement by the Borrower or the Guarantor respectively. The Lender will notify the Borrower and the Guarantor (as the case may be) of such amounts so debited other than fees charged in accordance with this Agreement and other than debits in accordance with prior arrangements between the Lender and the Borrower or the Guarantor.

46.    NO WAIVER

       No failure to exercise and no delay in exercising on the part of the Lender any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall, any single or partial exercise of any right power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Lender provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or equity or legislation or regulation.

47.    MERGER

       47.1 The representations and warranties of the Borrower and the Guarantor in this Agreement shall survive the execution of this Agreement and the making of any Advance under this Agreement and shall enure for the benefit of the Lender and the Administrative Agent until the Loans have been paid in full by the Borrower to the Lender.

       47.2 If the liability of the Borrower or the Guarantor to pay to the Lender or the Administrative Agent any moneys payable under this Agreement becomes merged in any deed, judgment, order or other thing the Borrower or the Guarantor (as the case may be) shall pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this Agreement and that fixed by or payable under that deed, judgment, order or other thing.

48.    TIME OF THE ESSENCE

       Time shall be of the essence as regards any date or period determined under this Agreement save only to the extent that any such date or period may be altered by mutual agreement between the parties whereupon time shall be of the essence as regards such altered date or period.

49.    SET OFF

       49.1 The Borrower and the Lender do expressly acknowledge and agree that:

              49.1.1 Where the Lender now or at any time in the future is indebted on any account to the Borrower pursuant to arrangements made between them such arrangements are hereinafter referred to as the "Arrangements".

              49.1.2 Notwithstanding the Arrangements and any other provision of this Agreement (and without prejudice to the Lender's other rights and remedies) any monies (whether by way of principal interest or otherwise and whether present future actual or contingent) which the Lender may now or may hereafter owe to the Borrower under the Arrangements may be applied to and set off by the Lender as and when the same may become due and payable pro rata against the Loans as and when they become due and payable to the intent and effect:

                       (i) first that the Lender may at any time and from time to time deduct from and retain out of the monies otherwise payable by the Lender to the Borrower pursuant to the Arrangements such amounts as the Lender may think fit and apply or set off such amounts in or toward or against satisfaction of the Loans; and

                       (ii) secondly that upon default by the Borrower hereunder the Lender shall not be obliged to pay any monies to the Borrower under the Arrangements until the obligations of the Borrower to the Lender to pay any monies to the Lender hereunder are paid and satisfied in full.

       49.2 The contractual rights of set off conferred on the Lender under sub-clause .1 of this clause are in addition to, and not in substitution for, any rights of set off otherwise conferred on or available to the Lender at law or in equity including (without limitation) any banker's rights of set off or right of combination of accounts or banker's lien.

      49.3 For the avoidance of doubt the Lender and the Borrower further declare and acknowledge that the debts and liabilities arising or created hereunder and pursuant hereto and under and pursuant to the Arrangements are mutual debts within the meaning of Section 86(l) of the Bankruptcy Act 1966 (Cwth) (as incorporated in the Corporations Law) and that upon the liquidation or bankruptcy of the Borrower the provisions of Section 86 of the said Bankruptcy Act shall apply so that any sum due from the Borrower to the Lender hereunder shall be set off against any sum due from the Lender to the Borrower under the Arrangements.

       49.4 The Borrower acknowledges and agrees that it will not and will not attempt to prevent the Lender from exercising its rights of set off as aforesaid in the circumstances contemplated in respect thereof.

50.    APPROPRIATION

       The Lender or the Administrative Agent may appropriate any payment towards the satisfaction of any moneys due by the Borrower in any way that the Lender or the Administrative Agent thinks fit and notwithstanding any purported appropriation by the Borrower.

51.    SUCCESSORS

       This Agreement shall bind the parties and their respective heirs executors administrators successors and assigns.

52.    ASSIGNMENT

       52.1 The Lender may not at any time assign the benefits and obligations on its part to be enjoyed or performed under this Agreement without the consent in writing of the Borrower which shall not be unreasonably delayed or withheld. Neither the Borrower nor the Guarantor shall assign or purport to assign any of the benefits or obligations on its part to be enjoyed or performed under this Agreement without the consent in writing of the Lender.

       52.2 The Lender may (subject to prior notification to the Borrower) disclose to any prospective assignee, on a confidential basis, such information concerning the Borrower as it considers appropriate without incurring any liability for any breach of the duty of banker-customer confidentiality.

53.    NOTICES

       Any notice demand consent or other communication to be given under or in connection with this Agreement shall be in writing or if it is to be given by the Lender or the Administrative Agent may be signed by any Authorized Officer of the Lender or the Administrative Agent or any solicitor for the time being acting for the Lender or the Administrative Agent and if it is to be given by the Borrower shall be under the common seal of the Borrower or the hand of an Authorized Officer of the Borrower and may be served either:

       53.1   personally; or

       53.2 by posting the same by registered or certified mail to the party to whom the notice is directed at its address appearing in this Agreement or at any other address of which prior notification shall have been given by the addressee prior to the dispatch of the said notice and any notice given by post shall be deemed to have been received by the party to whom it is addressed at the expiration of forty eight (48) hours (ten Business Days where the addressee is the Guarantor) after the same has been properly posted; or

       53.3   by facsimile transmission:

              To the Lender:          (02) 9223 1096
                                      Attention:  Credit Administrator

              To the Administrative
              Agent:                  (08) 8223 2948
                                      Attention:  Loan Administrator

              To the Borrower:        (08) 8248 8250
                                      Attention:  Treasurer

              To the Guarantor:       1 (847) 205 4894
                                      Attention:  Treasurer
              or any other facsimile number of which prior notification shall have been given to the sender prior to the transmission of the facsimile and any facsimile transmission shall be deemed to have been served on the date of transmission by the sender if the sender shall receive confirmation of receipt of the notice in its entirety from the recipient. The original of any facsimile transmission shall be posted in accordance with sub-clause .2 of this clause on the date of transmission or if transmitted after usual posting hours the next Business Day.

       If the date of dispatch is not a Business Day in the place to which such notice, request demand or other communication is sent it shall be deemed to have been received at the commencement of business on the next following Business Day in such place. Notice given to any one or more of the persons (if more than one) comprised in the expressions "the Borrower" shall be deemed notice to all such persons. Signatures may be manuscript or may be printed or reproduced by other mechanical means.

54.    OTHER DOCUMENTS

       The Borrower and the Guarantor shall either before or after the making of any Advance under this Agreement do all such acts matters and things and shall sign or execute and deliver all such documents or writing or assurances as may in the reasonable opinion of the Lender or the Administrative Agent be necessary or expedient to further and more effectually carry into full effect the provisions of this Agreement and for conferring the full benefit thereof upon the Lender and the Administrative Agent.

55.    AMENDMENT

       No amendment of this Agreement shall bind the parties unless made in writing expressed to be supplemental to or in substitution for the whole or part of this Agreement.

56.    GOVERNING LAW AND JURISDICTION

       This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws in force in the State of South Australia and the parties agree by the execution of this Agreement to irrevocably submit to the non-exclusive jurisdiction of the Courts in the State of South Australia in respect of all matters arising under or in connection with this Agreement provided always that the Lender may proceed in the Courts of any Territory State or country having or claiming jurisdiction in respect of the matter which is the subject of the proceedings.

57.    SEVERANCE

       An provision of this Agreement which is or becomes prohibited invalid unlawful void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and capable of severance without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

58.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

59.    ENTIRE AGREEMENT

       This Agreement contains all of the terms and conditions upon which the Lender will provide financial accommodation to the Borrower and supersedes any previous or extant arrangements with respect to the same.

EXECUTED AS AN AGREEMENT

SIGNED for and on behalf of   )RABO AUSTRALIA LIMITED
RABO AUSTRALIA LIMITED        )by its Attorneys who state that at the
                               time
by                            )of executing this instrument they have
                              )no notice of the revocation of the Power
and                           )of Attorney dated 4 July 1997
                              )under the authority of which they have
its Attorneys                 )executed this instrument
                              )      /s/ Philip Streten
                               ---------------------------------
                                           Attorney
                                        Philip Streten

                              State Manager Corporate Banking, Victoria
                               ---------------------------------
                                        Name/Position

                                     /s/ R.B. Agg
                               ---------------------------------
                                           Attorney
                                           R.B. Agg

                                Manager Corporate Banking, Victoria
                               ---------------------------------
                                         Name/Position

SIGNED for and on behalf of    )    /s/ Timothy Blackmore
THE FIRST NATIONAL BANK        )--------------------------------
OF CHICAGO by its Authorized   )      Authorized Officer
Officers                       ) Timothy Blackmore/Vice President
                                --------------------------------
                                        Name/Position


                                        /s/ S.K. Milne
                                --------------------------------
                                      Authorized Officer

                                S.K. Milne/Associate Underwriter
                                --------------------------------
                                        Name/Position

THE COMMON SEAL of             )
PENRICE SODA PRODUCTS PTY LTD  )
was hereunto affixed           )
in the presence of:            )

/s/ D.A. Reid
---------------------------
Director


    David Reid
---------------------------
Print name of Director


/s/ Henrik Michael Alhsnis
---------------------------
Director or Secretary


    Henrik Michael Alhsnis
---------------------------
Print name of Director or Secretary


THE COMMON SEAL of               )
PENRICE HOLDINGS PTY             )
was hereunto affixed             )
in the presence of:              )

/s/ D.A. Reid
---------------------------
Director

David Reid
---------------------------
Print name of Director


Henrik Michael Alhsnis
---------------------------
Director or Secretary

Henrik Michael Alhsnis
---------------------------
Print name of Director or Secretary

THE COMMON SEAL of             )
IMC GLOBAL AUSTRALIA PTY LTD   )
was hereunto affixed           )
in the presence of:            )


------------------------------
Director


------------------------------
Print name of Director


------------------------------
Secretary


------------------------------
Print name of Director or Secretary



SIGNED for and on behalf of       )
IMC GLOBAL INC                    )

By:  /s/ E. Paul Dunn, Jr.
  ----------------------------

Name:    E. Paul Dunn, Jr.
     -------------------------

Title: Vice President & Treasurer
      ----------------------------

THE COMMON SEAL of             )
IMC GLOBAL AUSTRALIA PTY LTD   )
was hereunto affixed           )
in the presence of:            )

    /s/ D.A. Reid
---------------------------------
Director


     David Reid
---------------------------------
Print name of Director


   /s/ Henrik Michael Alhsnis
---------------------------------
Director or Secretary


     Henrik Michael Alhsnis
---------------------------------
Print name of Director or Secretary


SIGNED for and on behalf of         )
IMC GLOBAL INC                      )

By
  --------------------------------

Name
    ------------------------------

Title
     -----------------------------

                                 SCHEDULE I

                         FORM OF DRAWDOWN NOTICE

                                   NOTICE


TO:  THE FIRST NATIONAL BANK OF CHICAGO
     70 Hindmarsh Square
     ADELAIDE SA 5000

Facility Agreement dated               1998 ("the Agreement").  The
undersigned refers to the above Agreement and irrevocably gives you notice of drawdown under the Facility as follows:


                         CASH ADVANCE/TERM LOAN

1.   Drawdown Date:                               19
                               -------------------  --

2.   Amount to be drawn:      $                   (Australian Dollars)
                               -------------------

3.   Period of the borrowing:            days
                               ----------

4.   Payment Account:
                               -------------------

5.   Interest Period:                    days

The Borrower by its execution of this Notice reaffirms and reconstitutes all representations and warranties or agreements of the Borrower in the Agreement as if made at the date of this Notice (except to the extent disclosed in writing to the Lender prior to the date of this Drawdown Notice) and certifies that no Event of Default (as defined in the Agreement) has occurred or is continuing or is likely to result from this transaction.

DATED this            day of           19

SIGNED by                        )
an Authorized Officer of         )   ------------------------------
                                 )
--------------------------------

                                 SCHEDULE 2

                              INTEREST PERIOD

                                   NOTICE



TO:  THE FIRST NATIONAL BANK OF CHICAGO



Facility Agreement dated          1998 ("the Agreement") [insert name
of relevant borrower] refers to the above Agreement and irrevocably gives you notice of the required Interest Period under the Term Loan Facility as follows:

Interest Period:                            commencing on
                        --------------------



SIGNED by                   )
an Authorized Officer of    )
[insert name of relevant    )
borrower]                   )--------------------------------
                                   Authorized Officer

                                SCHEDULE 3

                        VERIFICATION CERTIFICATE



TO:  RABO AUSTRALIA LIMITED ("the Lender")

I,                             of
am a director/company secretary of PENRICE SODA PRODUCTS PTY LIMITED (ACN 008 206 942), PENRICE HOLDINGS PTY (ACN 008 125 835) and IMC
GLOBAL AUSTRALIA PTY LIMITED (ACN 072 6-39 902) (each separately hereafter referred to as "the Company") CERTIFY as follows:-

I certify that:

1. The company is not the trustee of any trust fund or settlement and all its assets are legally and beneficially owned by it.

2. The Company is not a subsidiary of, or controlled by, an Australian public company.

3. The assets of the Company are or will at the time of first drawdown under the Agreement be free of any Security Interest other than as consented to by the Lender in writing.

4. No meeting has been called to consider a resolution, no resolution has been passed, no application is pending and no order has been made for the winding up or administration of the Company.

5. The Company is not insolvent and it is not aware of any circumstances, and has not received any demand which remains unsatisfied, which is likely to lead to the winding up of the Company under the Corporations Law.

6. No receiver, receiver and manager or administrator has been appointed to the Company or any of its assets and the Company is not a party to any current legal proceedings which is likely to adversely affect the ability of the Borrower to carry out its obligations under the Agreement.

7.   A resolution of the directors of the Company:

     (a) authorizing the acceptance and execution of the facility agreement ("Agreement") governing the terms and conditions of a 2 year revolving credit facility and a 5 year term loan facility ("Facility") agreed to be provided by the Lender to the Company; and

     (b) appointing each of the persons set out in Annexure "A" as an authorized officer of the Company to prepare, complete and sign letters and notices on behalf of the Company for the purposes of the Agreement and to do everything else that may be necessary for the purposes of the Agreement or the Facility including agreeing any amendments to the provisions of the Agreement including the amount and term, was passed in accordance with the Articles of Association of the Company and an extract thereof is set out in Annexures "B, C and D".

8. Set out in Annexure "A" are the normal signatures of each of the authorized officers referred to above.

9. Neither the execution of the Agreement nor the passing of the resolution referred to above has infringed or will infringe the constitution of the Company or contravene any obligation to which it is a party.

10. I am aware the Lender will rely on this certificate in providing the Facility to the Company.

11. A word or phrase defined in the Agreement has the same meaning in this certificate.

12. A current and up to date copy of the Constitution of the company is attached hereto as Annexures E, F and G.

DATED  the                  day of                    1998


----------------------------------
Signature


----------------------------------
Position

                                  "A"


     This is Annexure "A" referred to in the attached Verification
                              Certificate


        AUTHORISED OFFICERS OF PENRICE SODA PRODUCTS PTY LIMITED
   (ACN 008 206 942), PENRICE HOLDINGS PTY (ACN 008 125 835) AND IMC
           GLOBAL AUSTRALIA PTY LIMITED (ACN 072 639 902)
                            ("the Company")

The following are the names and signatures of the authorized officers of the Company.

NAME                                    SIGNATURE
(Please print)

                                    "B"

            EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF
      PENRICE SODA PRODUCTS PTY LTD (ACN 008 206 942) ("the Company")

The Chairman noted that a quorum was present at the meeting comprising Directors entitled to vote on the proposed resolutions and noted that each Director disclosed that director's interest, if any, in the subject matter of the proposed resolutions, without limitation, each directorship, if any, in every company concerned in or by the subject matter of the proposed resolutions.

Drafts of the following documents (the "Documents" ) were tabled at the meeting:

    Facility Agreement between Penrice Soda Products Pty Ltd, Penrice Holdings Pty and IMC Global Australia Pty Ltd (together,
    "Borrowers") as borrowers, The First National Bank of Chicago
    ("Bank") as administrative agent Banque Nationale de Paris as lender and IMC Global Inc ("IMC") as guarantor;

    Facility Agreement between the Borrowers as borrowers, the Bank as lender and IMC as guarantor; and

    Facility Agreement between the Borrowers as borrowers, the Bank as administrative agent, Rabo Australia Limited as lender and IMC as guarantor.

The Chairman reported in detail on the nature of the transactions evidenced by the Documents and on the rights conferred on and obligations assumed by the Company.

RESOLVED THAT:

13. the Company unconditionally execute and delivery the Documents in the form of the drafts tabled together with all ancillary documents and perform each of its obligations under each Document and each ancillary document;

14. the common seal of the Company be affixed to such of the Documents and ancillary documents requiring execution under the Company's common seal and that each director be authorized to execute any Document, ancillary document or other document considered necessary or desirable by that Director; and

15. [*] be appointed as Authorized Officers of the Company for the purposes of the Documents and that they each be authorised to execute any notices and communications under or in connection with the Documents.

CERTIFIED to be a true copy of the extract of the Minutes of Meeting of the Board of Directors of the Company (the "Meeting") duly convened and held and that all procedural and formal requirements under the Articles of Association of the Company and the Corporations Law in respect of the Meeting, the resolutions and appointment of directors of the Company have been complied with in full and that such resolutions have not been amended, modified or revoked and are in full force and effect.

-----------------------------------
Chairman

-----------------------------------
Print Name

                                  "C"

          EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF
         PENRICE HOLDINGS PTY (ACN 008 125 835) ("the Company")

The Chairman noted that a quorum was present at the meeting comprising Directors entitled to vote on the proposed resolutions and noted that each Director disclosed that director's interest, if any, in the subject matter of the proposed resolutions, without limitation, each directorship, if any, in every company concerned in or by the subject matter of the proposed resolutions.

Drafts of the following documents (the "Documents") were tabled at the meeting:

     Facility Agreement between Penrice Soda Products Pty Ltd, Penrice Holdings Pty and IMC Global Australia Pty Ltd (together,
     "Borrowers") as borrowers, The First National Bank of Chicago ("Bank") as administrative agent Banque Nationale de Paris as lender and IMC Global Inc ("IMC") as guarantor;

     Facility Agreement between the Borrowers as borrowers, the Bank as lender and IMC as guarantor; and

     Facility Agreement between the Borrowers as borrowers, the Bank as administrative agent, Rabo Australia Limited as lender and IMC as guarantor.

The Chairman reported in detail on the nature of the transactions evidenced by the Documents and on the rights conferred on and obligations assumed by the Company.

RESOLVED THAT:

1. the Company unconditionally execute and delivery the Documents in the form of the drafts tabled together with all ancillary documents and perform each of its obligations under each Document and each ancillary document;

2. the common seal of the Company be affixed to such of the Documents and ancillary documents requiring execution under the Company's common seal and that each director be authorized to execute any Document. ancillary document or other document considered necessary or desirable by that Director; and

3. [*] be appointed as Authorized Officers of the Company for the purposes of the Documents and that they each be authorized to execute any notices and communications under or in connection with the Documents.

CERTIFIED to be a true copy of the extract of the Minutes of Meeting of the Board of Directors of the Company (the "Meeting") duly convened and held and that all procedural and formal requirements under the Articles of Association of the Company and the Corporations Law in respect of the Meeting, the resolutions and appointment of directors of the Company have been complied with in full and that such resolutions have not been amended, modified or revoked and are in full force and effect.

----------------------------
Chairman

----------------------------
Print Name

                                    "D"

           EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF
     IMC GLOBAL AUSTRALIA PTY LTD (ACN 072 6-39 902) ("the Company")

The Chairman noted that a quorum was present at the meeting comprising Directors entitled to vote on the proposed resolutions and noted that each Director disclosed that director's interest, if any, in the subject matter of the proposed resolutions, without limitation, each directorship, if any, in every company concerned in or by the subject matter of the proposed resolutions.

Drafts of the following documents (the "Documents") were tabled at the meeting:

     Facility Agreement between Penrice Soda Products Pty Ltd, Penrice Holdings Pty and IMC Global Australia Pty Ltd (together,
     "Borrowers") as borrowers, The First National Bank of Chicago ("Bank") as administrative agent Banque Nationale de Paris as lender and IMC Global Inc ("IMC") as guarantor;

     Facility Agreement between the Borrowers as borrowers, the Bank as lender and IMC as guarantor; and

     Facility Agreement between the Borrowers as borrowers, the Bank as administrative agent, Rabo Australia Limited as lender and IMC as guarantor.

The Chairman reported in detail on the nature of the transactions evidenced by the Documents and on the rights conferred on and obligations assumed by the Company.

RESOLVED THAT:

1. the Company unconditionally execute and delivery the Documents in the form of the drafts tabled together with all ancillary documents and perform each of its obligations under each Document and each ancillary document;

2. the common seal of the Company be affixed to such of the Documents and ancillary documents requiring execution under the Company's common seal and that each director be authorized to execute any Document, ancillary document or other document considered necessary or desirable by that Director; and

3. [*] be appointed as Authorized Officers of the Company for the purposes of the Documents and that they each be authorised to execute any notices and communications under or in connection with the Documents.

CERTIFIED to be a true copy of the extract of the Minutes of Meeting of the Board of Directors of the Company (the "Meeting") duly convened and held and that all procedural and formal requirements under the Articles of Association of the Company and the Corporations Law in respect of the Meeting, the resolutions and appointment of directors of the Company have been complied with in full and that such resolutions have not been amended, modified or revoked and are in full force and effect.

-------------------------------
Chairman


-------------------------------
Print Name

                                SCHEDULE 4

                            FACSIMILE INDEMNITY


TO:       RABO AUSTRALIA LIMITED
          (the Financier)

FROM:     PENRICE SODA PRODUCTS PTY LTD ACN 008 206 942
          PENRICE HOLDINGS PTY ACN 008 125 835
          IMC GLOBAL AUSTRALIA PTY LTD ACN 072 639 902
          (each separately referred to as "the Customer")


IN CONSIDERATION of the Financier (which expression includes its successors and assigns) agreeing to act on the basis of instructions given by the Customer by Electronic Means, the Customer agrees as follows:

1. In this indemnity "Electronic Means" means telephone, telex, facsimile or any other electronic means.

2.   The Customer agrees:

    (a) that the Customer, and not the Financier, will bear all risks in relation to any unauthorized or fraudulent notice or communication given to the Financier by Electronic Means;

    (b) that the Financier may, without further enquiry or reference to the Customer, act on that notice or communication if it includes a reference to the Customer and on its face purports to be signed or given by an authorized signatory of the Customer being a person notified as such in writing by the Customer to the Financier from time to time;

    (c) that the Financier, despite any other term of this indemnity, may, in its absolute discretion, defer acting in accordance with the whole or any part of a notice or communication received by it pending further enquiry to and/or confirmation by the Customer, but the Customer expressly agrees that the Financier will not be under any responsibility to so defer in any case.

3.   The Customer:

     (a) release the Financier from all actions and claims in connection with the Financier in good faith acting on instructions given by Electronic Means or deferring to act under paragraph 2(c) above; and

     (b) indemnifies the Financier against all losses, costs and expenses suffered as a result of any actions or claims in connection with the Financier in good faith acting on instructions given by Electronic Means, except where it is conclusively proven that the Financier or its employees acted negligently or fraudulently.


Date                    1998

THE COMMON SEAL of             )
PENRICE SODA                   )
PRODUCTS PTY LTD               )
is affixed in the presence of: )

--------------------------	------------------------------------
Signature of Director         Signature of Director/Company Secretary

--------------------------	------------------------------------
Print Name                    Print Name

THE COMMON SEAL of             )
PENRICE HOLDINGS               )
PTY is affixed in the presence )
of:                            )


--------------------------	------------------------------------
Signature of Director         Signature of Director/Company Secretary


--------------------------	------------------------------------
Print Name                    Print Name

THE COMMON SEAL of            )
IMC GLOBAL AUSTRALIA          )
PTY LTD is affixed in the     )
presence of:                  )

--------------------------	------------------------------------
Signature of Director         Signature of Director/Company Secretary


--------------------------	------------------------------------
Print Name                      Print Name